Exhibit 99.4

November 6, 2018

MTech Acquisition Holdings Inc.

10124 Foxhurst Court

Orlando, Florida 32836

Consent to Reference in Proxy Statement/Prospectus

MTech Acquisition Holdings Inc. (the “Company”) has filed a Registration Statement on Form S-4 (Registration No. 333-               ) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Emery Johnathon Huang
Name: Emery Johnathon Huang